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                                                                   EXHIBIT 10.23

EXECUTIVE SEVERANCE PLAN

                                 TALK CITY, INC.

                (name changed to LiveWorld, Inc. on May 8, 2001)

                            EXECUTIVE SEVERANCE PLAN

                                    ARTICLE I

                PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

     1.  Purpose. The purpose of this Executive Severance Plan is to provide for
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the payment of severance benefits to Participants whose employment with the
Company terminates in connection with a Change of Control. The Company believes that severance benefits of this kind will aid the Company in attracting and retaining the highly qualified individuals that are essential to its success.

     2.  Establishment of Plan. As of the Effective Date, the Company hereby
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establishes a severance compensation plan to be known as the "The Talk City,
Inc. Executive Severance Plan" (the "Plan"), as set forth in this document.

     3.  Applicability of Plan. Subject to the terms of this Plan, the benefits
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provided by this Plan shall be available to those Employees who, on or after the
Effective Date, meet the eligibility requirements of Article III.

     4.  Contractual Right to Benefits. This Plan establishes and vests in each
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Participant a contractual right to the benefits to which he or she is entitled pursuant to the terms thereof, enforceable by the Participant against the Company.

                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

Whenever used in the Plan, the following terms shall have the meanings set forth below.

     1.  Board. "Board" means the Board of Directors of the Company.
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     2.  Cause. "Cause" means the Participant's poor performance as determined
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by the Company's Chief Executive Officer, a material violation of established
Company policy or procedures, the unauthorized use or disclosure of confidential information or trade secrets of the Company or any subsidiary, engagement in acts of embezzlement, dishonesty or moral turpitude, conviction of a felony, breach of fiduciary duty to the Company resulting in an adverse effect on the Company's business operations, prospects or reputation, or any other acts of gross misconduct, insubordination, or bad faith as determined by the Company's Chief Executive Officer.

     3.  Change of Control. "Change of Control" means the occurrence of any of
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the following events:

         (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power represented by the Company's then outstanding voting securities;

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         (ii)  A merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

         (iii) The complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

         (iv) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

     4.  Code. "Code" means the Internal Revenue Code of 1986, as amended.
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     5.  Company. "Company" means Talk City, Inc., any subsidiary corporations,
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any successor entities as provided in Article VII hereof, and any parent or subsidiaries of such successor entities.

     6.  Effective Date. "Effective Date" means February 24, 2000.
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     7.  Employee. "Employee" means a common law employee of the Company.
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     8.  Involuntary Termination Upon Change of Control. "Involuntary
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Termination Upon Change of Control" means upon a Change of Control: (i) without the Participant's express written consent, a significant reduction of the Participant's duties, position or responsibilities, or the removal of the Participant from such position and responsibilities, unless the Participant is provided with a comparable position with the successor entity (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); (ii) without the Participant's express written consent, a significant reduction in the Participant's Salary compared to the Participant's Salary in effect immediately prior to such reduction; (iii) without the Participant's express written consent, the relocation of the Participant to a facility or a location more than 50 miles from the Participant's then present location; or
(iv) any purported termination of the Participant by the Company which is not effected for Cause.

     9.  Participant. "Participant" means an individual who meets the
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eligibility requirements of Article III.

     10. Plan. "Plan" means the Talk City, Inc. Executive Severance Plan.
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     11. Plan Administrator. "Plan Administrator" means the Board of Directors
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of the Company, or its committee or designate, as shall administer the Plan.

     12. Salary. "Salary" means the base salary of the Participant on the date
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of Involuntary Termination Upon Change of Control, exclusive of bonuses, sales commissions, incentive pay, compensation associated with employee stock options, reimbursements, and expense allowances.

     13. Severance Benefit. "Severance Benefit" means the payment of severance
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compensation as provided in Article IV hereof.

                                   ARTICLE III

                                   ELIGIBILITY

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     1.  Eligibility for Benefits. An Employee will generally be eligible for
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the Severance Benefit provided under Article IV if such Employee:

         (a) holds a title with the Company of Senior Vice President or above, or otherwise has been specifically designated by the Board as eligible for the Severance Benefit, and is listed on Exhibit "A" attached hereto;

         (b) experiences an Involuntary Termination Upon Change of Control;

         (c) executes the General Release of All Claims, a copy of which is attached, within the number of days proscribed by the Plan Administrator following the Employee's date of termination; and

         (d) does not satisfy any of the criteria listed in Section 2 below.
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     2.  An Employee shall not be eligible for the Severance Benefit if such
Employee:
       (a) terminates employment with the Company for any reason other than an Involuntary Termination Upon Change of Control;

         (b) is covered by any other Company severance or separation pay plan, agreement or arrangement, or Company employment agreement;

         (c) dies prior to receiving any or all of the Severance Benefit;

         (d) is on a leave of absence from the Company, including a leave due to disability (as determined in the sole and absolute discretion of the Plan Administrator), except to the extent that the Plan Administrator determines in its sole and absolute discretion to provide such Employee with a Severance Benefit upon his or her Involuntary Termination Upon Change of Control.

                                   ARTICLE IV

                               SEVERANCE BENEFITS

     1.  Severance Benefit Upon Change of Control. If a Participant's employment
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is Involuntarily Terminated Upon a Change of Control, the Participant shall be entitled to the following Severance Benefit:

         (a) The Participant shall be entitled to receive a Severance Benefit based on length of service with the Company according to the following guidelines:

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        Length of Service                        Severance Benefit
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Less than six (6) months                  Six (6) months Salary
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Six (6) months, but less than twelve
(12) months                               Nine (9) months Salary
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Twelve (12) months or more                Twelve (12) months Salary
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     The Plan Administrator has the sole and absolute discretion to authorize a
Severance Benefit in an amount greater than the guideline amounts set forth above. The Participant may elect to receive payment of the Severance Benefit either in a lump sum or in installments according to Company's regular payroll schedule.

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         (b) Accelerated vesting based on the Participant's length of service with the Company of: (i) all shares of Company stock the Participant has purchased but which are not vested on the date of the Change of Control, and
(ii) all unvested options held under the Company's 1996 Stock Option Plan according to the following schedule:

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                                                Amount of Unvested Shares
       Length of Service                              Accelerated
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Less than six (6) months                                  25%
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Six (6) months, but less than twelve
(12) months                                               37.5%
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Twelve (12) months or more                                50%
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     The schedule set forth in this paragraph (b) shall not apply to any Company shares or stock options covered by any other severance arrangement or accelerated vesting arrangement.

          (c) All Participants shall be entitled to any other benefits mandated by State or Federal law including continuation of health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and a lump sum payment reflecting all accrued vacation pay through the date of the Participant's Involuntary Termination Upon Change of Control.

          (d) The Severance Benefit set forth in this Article IV shall not be subject to any offset or mitigation based on compensation a Participant may receive from any employer, other than a successor employer to the Company.

     2.   Voluntary Resignation; Termination For Cause. If the Participant's
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employment terminates for any reason other than an Involuntary Termination Upon
Change of Control, or if the Company terminates the Participant for Cause, then the Participant shall not be entitled to receive a Severance Benefit under this Plan and shall be entitled only to those benefits (if any) as may be available under the Company's then existing benefit plans and policies at the time of such termination.

     3.   Golden Parachute Excise Tax. In the event that the benefits provided
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for in this Plan otherwise constitute "parachute payments" within the meaning of
Section 280G of the Code and would, but for this Article IV be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax") , then the Participant's Severance Benefit under this Article IV shall be either:

          (i)  delivered in full, or

          (ii) delivered as to such lesser extent as would result in no portion of such Severance Benefit being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Participant otherwise agree in writing, all determinations required to be made under this Section, including the manner and amount of any reduction in the Participant's benefits hereunder, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the event giving rise to such Payment (the "Accountants"). For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request to

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make a determination under this Section. The Company shall bear all costs the
Accountants may reasonably incur in connection with any calculations contemplated by this Section.

                                    ARTICLE V

                            FUNDING POLICY AND METHOD

     Benefits and any administrative expenses arising in connection with the Plan shall be paid as needed solely from the general assets of the Company. No contributions are required from any Participant. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. Participants' rights against the Company with respect to severance and other benefits provided under this Plan shall be those of general unsecured creditors. No Participant has an interest in his or her severance or other benefits under this Plan until the Participant actually receives a payment.

                                   ARTICLE VI

                         EMPLOYMENT STATUS; WITHHOLDING

     1.  Employment Status. This Plan does not constitute a contract of
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employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment. The Participant's employment is and shall continue to be at-will, as defined under applicable law. If the Participant's employment with the Company or a successor entity terminates for any reason, the Participant shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination, provided that such employee plans, practices, or agreements provide benefits that are equal to or greater than the benefits provided hereunder.

     2.  Taxation of Plan Payments. All amounts paid pursuant to this Plan shall
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be subject to regular payroll and withholding taxes.

                                   ARTICLE V11

                     SUCCESSORS TO COMPANY AND PARTICIPANTS

     1.  Company's Successors. Any successor to the Company (whether direct or
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indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Plan and agree expressly to perform the obligations under this Plan by executing a written agreement. For all purposes under this Plan, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Section or which becomes bound by the terms of this Plan by operation of law.

     2.  Participant's Successors. All rights of the Participant hereunder shall
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inure to the benefit of, and be enforceable by, the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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                                  ARTICLE VIII

                       DURATION, AMENDMENT AND TERMINATION

     1.  Duration. This Plan shall terminate on the fifth anniversary of the
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Effective Date, unless, (a) this Plan is extended by the Board, (b) the Board terminates the Plan in accordance with this Article, or (c) a Change of Control occurs prior to the end of such five (5) year period. If a Change of Control occurs within (5) years following the Effective Date, then this Plan shall terminate upon the earlier of (i) the date that all obligations of the Company or successor entities hereunder have been satisfied, or (ii) twelve (12) months after a Change of Control, unless sooner terminated as provided in this Article
VIII. A termination of this Plan pursuant to the preceding sentences shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation (including Salary and stock options) or benefits earned by a Participant prior to the termination of this Plan.

     2.  Amendment and Termination. The Board shall have the discretionary
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authority to amend the Plan at any time, for any reason and in any respect, or to terminate the Plan, in either case by resolution adopted by a majority of the Board.

                                   ARTICLE IX

                               PLAN ADMINISTRATION

     1.  Plan Administrator. The Plan shall be administered by the Plan
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Administrator. Subject to the provisions set forth in this Plan and to the specific duties delegated by the Board of Directors to the Plan Administrator, the Company as the Plan Administrator shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. The Plan Administrator shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

          X discretionary authority to construe and interpret the terms of the Plan, to determine eligibility and to determine the amount, manner and time of payment of any benefits hereunder;

          X to prescribe procedures to be followed by the Participants for purposes of Plan participation and distribution of benefits; and

          X to take such other action as may be necessary and appropriate for the proper administration of the Plan.

     2.  Procedures. The Plan Administrator may adopt such rules, regulations
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and bylaws and may make such decisions as it deems necessary or desirable for the proper administration of the Plan. Any rule or decision that is not inconsistent with the provisions of the Plan shall be conclusive and binding upon all persons affected by it, and there shall be no appeal from any ruling by the Plan Administrator that is within its authority, except as otherwise provided herein.

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                                    ARTICLE X

                                 CLAIMS PROCESS

     1.  Right to Appeal. A Participant or former Participant who disagrees with
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his or her allotment of benefits under this Plan may file a written appeal with the Plan Administrator. Any claim relating to this Plan shall be subject to this appeal process. The written appeal must be filed within ninety (90) days of the Participant's termination date.

     2.  Form of Appeal. The appeal must state the reasons the Participant or
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former Participant believes he or she is entitled to different benefits under the Plan. The Plan Administrator shall review the claim. If the claim is wholly or partially denied, the Plan Administrator shall provide the Participant or former Participant a written notice of the denial, specifying the reasons the claim was denied. Such notice shall be provided within ninety (90) days of receiving the written appeal. If the Participant does not receive a written notice of denial within ninety (90) days, the claim shall be deemed denied and the Participant shall have the right to request a review.

     3.  Right to Review. If the claim is denied or deemed denied, in whole or
         ---------------
in part, the Participant may request a review of the denial at any time within ninety (90) days following the date the Participant received written notice of the denial of his or her claim, or the date the claim is deemed denied. For purposes of this subsection, any action required or authorized to be taken by the Participant may be taken by a representative authorized in writing by the Participant to represent him or her. The Plan Administrator shall afford the Participant a full and fair review of the decision denying the claim.

     4.  Decision on Review. The decision on review by the Plan Administrator
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shall be in writing and shall be issued within sixty (60) days following receipt of the request for review. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Plan Administrator is based. If the Participant does not receive a written decision within sixty (60) days following the Plan Administrator's receipt of the request for review, the denial shall be deemed affirmed.

                                   ARTICLE XI

                                     NOTICE

     1.  General. Notices and all other communications contemplated by this Plan
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shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its General Counsel.

     2.  Notice by the Participant of Involuntary Termination Upon Change of
         -------------------------------------------------------------------
Control by the Company. In the event that the Participant determines that an
----------------------
Involuntary Termination Upon Change of Control has occurred, the Participant shall give written notice to the Company that such Involuntary Termination Upon Change of Control has occurred. Such notice shall be delivered by the Participant to the Company within ninety (90) days following the date on which such Involuntary Termination Upon Change of Control occurred, shall indicate the specific provision or provisions in this Plan upon which the Participant relied to make such determination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such determination. The failure by the Participant to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination Upon Change of Control shall not waive any right of the

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Participant hereunder or preclude the Participant from asserting such fact or circumstance in enforcing his or her rights hereunder.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     1.  Severability. The invalidity or unenforceability of any provision or
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provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     2.  No Assignment of Benefits. The rights of any person to payments or
         -------------------------
benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section shall be void.

     3.  Assignment by Company. The Company may assign its rights under this
         ---------------------
Plan to an affiliate, and an affiliate may assign its rights under this Plan to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment; provided, further, that the Company shall guarantee all benefits payable hereunder. In the case of any such assignment, the term "Company" when used in this Plan shall mean the corporation that actually employs the Participant.

     IN WITNESS WHEREOF, this document is hereby adopted as of the Effective Date and executed on _________________________, ____________.



                                  TALK CITY, INC.

                                (name changed to LiveWorld, Inc. on May 8, 2001)



                         By:
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                         Its:
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